Exhibit 23.5

CONSENT OF NATIONALLY RECOGNIZED STATISTICAL RATINGS ORGANIZATION

We hereby consent to the use of our rating on the Mortgage Secured Note (“KDM2017-N001”) and the First Mortgage Loan (“KDM 2017-L001”) regarding 4771 78th Avenue, LLC, and 14120 Palm Street, LLC, Florida limited liability companies, this Registration Statement on Form S-1 (No. 333-219895) and of our Firm under the caption Ratings in such Registration Statement of Korth Direct Mortgage LLC.

/s/ Saul Grossel	November 17, 2017
Saul Grossel, Chief Operating Officer	Date
Egan-Jones Ratings Company